Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-272908) on Form S-1 and related Prospectus of SeqLL Inc. of our report dated April 9, 2024, relating to the consolidated financial statements of SeqLL Inc., appearing in the Annual Report on Form 10-K of SeqLL Inc. for the years ended December 31, 2023 and 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

May 1, 2024